                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


         Filed by the Registrant [X]
         Filed by a party other than the Registrant [ ]

         Check the appropriate box:

         [ ] Preliminary Proxy Statement
         [ ] Confidential, for use of the Commission only as permitted by Rule
             14a-6(e)(2)
         [X] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Daw Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

        [X]  No fee required.
        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

             ------------------------------------------------------------------

         2)  Aggregate number of securities to which transaction applies:

             ------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

             ------------------------------------------------------------------

         4)  Proposed maximum aggregate value of transaction:

             ------------------------------------------------------------------

         5)  Total fee paid:
                            ---------------------------------------------------

         [ ] Fee previously paid with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)  Amount previously paid:
                                    -------------------------------------------

         2)  Form, Schedule or Registration Statement No.:
                                                          ---------------------

         3)  Filing party:
                          -----------------------------------------------------

             ------------------------------------------------------------------

         4)  Date filed:
                        -------------------------------------------------------

                             DAW TECHNOLOGIES, INC.
                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 27, 1998
                    ----------------------------------------



To the Shareholders of DAW TECHNOLOGIES, INC.:

        The Annual Meeting of Shareholders of Daw Technologies, Inc. (the "Company") will be held at the corporate offices of the Company, 2700 South 900 West, Salt Lake City, Utah, on Wednesday, May 27, 1998, at 2:00 p.m. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

        (1) To elect five members of the Board of Directors, each to serve until the next annual meeting of shareholders and until his respective successor has been duly elected and qualified.

        (2) To ratify the appointment of Grant Thornton LLP as independent public accountants for the year ending December 31, 1998.

        (3) To consider such other matters as may properly come before the meeting.

        The Board of Directors has fixed the close of business on April 17, 1998 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.



                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/   Ronald W. Daw

                                              RONALD W. DAW
                                              Chairman of the Board

DATED:  April 24, 1998



                                    IMPORTANT

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

                             DAW TECHNOLOGIES, INC.
                               2700 South 900 West
                           Salt Lake City, Utah 84119

                              ---------------------

                                 PROXY STATEMENT
                              ---------------------


                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 27, 1998


                             SOLICITATION OF PROXIES

            This Proxy Statement is being furnished to the shareholders of Daw Technologies, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 27, 1998, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April 24, 1998.

            The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying material. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                     VOTING

RECORD DATE

            The Board of Directors has fixed the close of business on April 17, 1998 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 12,407,977 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

PROXIES

            Shares of the Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the five director nominees; FOR the ratification of the appointment by the Board of Directors of Grant Thornton LLP, as independent public accountants of the Company for the year ending December 31, 1998; and in the discretion of the proxy holder as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

VOTE REQUIRED

            The presence of a majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or the absence of a quorum. Under Utah corporate law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

            In the election of directors, shareholders will not be allowed to cumulate their votes. The five nominees receiving the highest number of votes will be elected. The ratification of the selection of an independent public accountant and any other matter presented for approval by the shareholders will be approved, in accordance with Utah law, if the votes cast in favor of a matter exceed the votes cast opposing such matter. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors, the ratification of the selection of the independent public accountants or any other matter presented for approval by the shareholders.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

            At the Annual Meeting, a board of five directors will be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees for director identified below is currently a director of the Company.

            Shareholders do not have cumulative voting rights in the election of directors (each shareholder is entitled to vote one vote for each share held for each director). Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote "FOR" the election of each of the persons identified as nominees for directors below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted "FOR" such other person or persons, if any, as may be designated by the Board of Directors. The Board has no reason to believe that any nominee herein named will be unable or unwilling to serve.

NOMINEES FOR ELECTION AS DIRECTORS

            The following sets forth information about each nominee for election as a director:

            Charles L. Bates, Jr., 73, has been a director of the Company since October 1992, and prior thereto was a director of Daw Technologies Incorporated ("DTI"), the Company's predecessor, from 1990. Mr. Bates founded Valtek, a Utah based company that manufactures automatic control valves, and served as its Chairman from 1987 to 1993 and as its Chief Executive Officer from 1966 until 1987. Mr. Bates has a Bachelor of Science degree in Mechanical Engineering from Northeastern University.

            Robert G. Chamberlain, 57, has been a director of the Company since 1991. He is currently the President and Chief Executive Officer of Micromonitors, Inc., an instrumentation company. From April 1993 to December 1995, Mr. Chamberlain was Vice President and Manager of Operations in the semiconductor equipment group for Watkins-Johnson Company. Mr. Chamberlain has twenty-five years of sales and marketing management experience in the semiconductor component and semiconductor equipment fields, including fifteen years of international management. Mr. Chamberlain holds a Masters of Business Administration degree from Stanford University and a Bachelor of Science degree in Engineering from Princeton University.

            Ronald W. Daw, 46, is the Chairman of the Board, President and Chief Executive Officer of the Company and has served in this capacity since October 13, 1992. Prior thereto, he was the Chairman and Chief Executive Officer of DTI from its inception in 1987. From 1984 to 1988, Mr. Daw was the President of Daw Incorporated, an interior finish construction company, and he currently serves as a director of that company. Since 1984, Mr. Daw has had broad experience in the cleanroom business. Mr. Daw received his Bachelor of Science degree in Accounting from the University of Utah.

            Robert J. Frankenberg, 51, has been a director of the Company since October 1996. He currently serves as President and CEO of Encanto Networks, Inc., a company that develops, manufactures and installs internet products and services. Mr. Frankenberg serves as a member of the Board of Directors for America On Line, Inc., ElectroGlas, Inc., Caere Corporation, Wall Data, Inc. and Secure Computing, Inc. From April 1994 to August 1996, Mr. Frankenberg was CEO and President of Novell, Inc., a software company. Mr. Frankenberg also served as Chairman of Novell from August 1994 to August 1996. Prior to joining Novell, Inc., he was Vice President and General Manager of the Personal Information Products Group at Hewlett Packard (HP) from 1990 to 1994. He has broad experience in the high tech industry, with specific knowledge of the semiconductor sector. Mr. Frankenberg is a former member of the San Jose State School of Engineering Advisory Board, where he earned a Bachelor's degree in Computer Engineering, and is a SEP graduate of Stanford's Graduate School of Business.

            James S. Jardine, 51, has been a director of the Company since October 1996. Mr. Jardine has been a practicing attorney for the law firm of Ray, Quinney & Nebeker since 1975, and currently serves as its Managing Director. He is presently Chairman of the Board of Trustees of the University of Utah and a member of the Board of Directors of ZCMI, a retail department store chain, where he serves on the Board's Executive Committee and Maverick Country Stores, a convenience store chain. He is also outside General Counsel to the Salt Lake City Olympic Organizing Committee for the Winter Olympic Games of 2002. Mr. Jardine earned his Juris Doctor from Harvard Law School and his Bachelor of Arts from the University of Utah.

BOARD AND COMMITTEE MEETINGS; LEGAL PROCEEDINGS

            During the year ended December 31, 1997, the Board of Directors held four meetings. Each member attended at least 75% of all board meetings and applicable committee meetings.

            The Board of Directors has a Compensation Committee that is responsible for determining and approving the compensation of the Company's officers, reviewing matters pertaining to the compensation of the Company's employees, and administering the 1993 Stock Option Plan (the "Option Plan") and the Employee Stock Purchase Plan. The current members of the Compensation Committee are Robert G. Chamberlain and Robert J. Frankenberg. The Compensation Committee met two times during 1997. The Board of Directors has an Audit Committee that is responsible for determining the adequacy of the Company's internal accounting and financial controls, reviewing the auditor reports and recommendations and interviewing and making recommendations to the Board of Directors for the selection of the Company's independent public accountants. The current members of the Audit Committee are Charles L. Bates, Jr. and James S. Jardine. The Audit Committee met three times during 1997. The Board of Directors does not have a Nominating Committee.

            On April 4, 1997, the Securities and Exchange Commission issued a Cease and Desist Order against Ronald W. Daw, a director and the Chief Executive Officer of the Company, ordering him to cease and desist from committing or causing any violation of, and committing or causing any future violation of, Sections 13(g) and 16(a) of the Exchange Act and Rules 13d-1, 13d-2, 16a-2 and 16a-3 promulgated thereunder.

                               EXECUTIVE OFFICERS

            In addition to Ronald W. Daw, certain information is furnished with respect to the following executive officers of the Company:

            David R. Grow, 42, has been the Executive Vice President, Chief Financial Officer and Corporate Secretary since September 1995. In October 1996, Mr. Grow was also appointed Chief Operating Officer of the Company. From 1992 through September 1995, Mr. Grow was employed at WordPerfect Corporation, a software company, which was acquired by Novell, Inc., a software company, in 1994. Prior to the acquisition, Mr. Grow was the corporate controller of WordPerfect. Subsequent to the acquisition, he served as the senior director of administration for the Novell Applications Group. His experience also includes ten years with Price Waterhouse, a national accounting firm. Mr. Grow is a licensed Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the University of Utah.

            Steven R. Burt, 42, has been the Senior Vice President of Field Operations for the Company since December 1995. From June 1994 to December 1995, he was Vice President of Sales and Marketing for the Company. From 1993 to June 1994 he was Vice President of International Operations for the Company. From 1992 until 1993 he was Vice President of Asian/Pacific Rim Operations for the Company. His previous experience includes project architect for FFKR Architects/Planners and Director of Architecture for DMJM Engineers/Architects in Salt Lake City, Utah. Mr. Burt holds a Bachelor of Science degree in Economics and a Masters of Architecture degree from the University of Utah.

            Dr. William J. Sawaya, Jr., 52, has been Senior Vice President of Manufacturing and Products since January 1996. He was a faculty member in operations management at Brigham Young University from 1978 to 1996. He is currently an adjunct professor at Brigham Young University. He has designed and installed just-in-time production, inventory, quality, and manufacturing information systems in several dozen companies as a consultant. Dr. Sawaya has a Bachelor of Science degree in Engineering from the University of Wyoming and Master of Science and Doctor of Philosophy degrees in Industrial Engineering from Arizona State University.

            Michael J. Shea, 37, rejoined the Company in August of 1997 as Senior Vice President of Marketing & Sales. Mr. Shea was previously with the Company from 1987 to 1992. Prior to his appointment, he most recently, 1995 to 1997, served as President of Scientific Air Systems (SAS), a Portland, Oregon based manufacturer of cleanroom entry systems, fixtures and accessories. From 1992 to 1995, Mr. Shea was Senior Vice President, Marketing & Sales for Numa Technologies, a start-up company specializing in the fabrication and manufacturing of aluminum raised access flooring systems, which filed for bankruptcy under Chapter 7 of the Bankruptcy Code in 1995.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

            The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the other executive officers whose annual salary and bonus exceeded $100,000 (collectively the "Named Executive Officers").


                                                                                                                    LONG TERM
                                                                  ANNUAL COMPENSATION                              COMPENSATION
                                                   --------------------------------------------------------    ---------------------
                                                                                           OTHER ANNUAL
     NAME AND POSITION               YEAR             SALARY             BONUS            COMPENSATION(4)         OPTIONS GRANTED
-----------------------------      --------        ------------       ------------      -------------------    ---------------------
Ronald W. Daw                        1997            $215,000            $      0            $ 13,508                   0
Chief Executive Officer and          1996             215,000                   0               9,952              30,000
President                            1995             215,000                   0               6,537              25,000

David R. Grow(1)                     1997             150,769              15,000               7,030                   0
Executive Vice President,            1996             140,000                   0               4,518              40,000
Chief Operating Officer and          1995              30,831                   0                 900              20,000
Chief Financial Officer


Steven R. Burt                       1997             140,000                   0               4,950              10,000
Senior Vice President of             1996             142,500               2,059               4,275               6,500
Field Operations                     1995              99,545              15,000                 194              18,500

Dr. William J. Sawaya, Jr.(2)        1997             140,000              10,000               4,950                   0
Senior Vice President of             1996             140,000                   0               4,200              35,000
Manufacturing and Products           1995                  --                  --                  --                  --


Michael J. Shea(3)                   1997              42,500               7,500               2,125              20,000
Senior Vice President of             1996                  --                  --                  --                  --
Marketing & Sales                    1995                  --                  --                  --                  --


----------
(1) Mr. Grow commenced his employment with the Company on September 27, 1995.
(2)     Dr. Sawaya commenced his employment with the Company on January 2, 1996.
(3)     Mr. Shea commenced his employment with the Company on August 18, 1997.
(4)     Consists of car allowances paid to executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

            The following table sets forth individual grants of stock options made to the Named Executive Officers during the year ended December 31, 1997.

                                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                                      ASSUMED ANNUAL RATES OF
                                         PERCENT OF TOTAL                                          STOCK PRICE APPRECIATION FOR
                                             OPTIONS                                                         OPTION TERM
                                            GRANTED TO                                             ----------------------------
                          OPTIONS          EMPLOYEES IN         EXERCISE         EXPIRATION
        NAME             GRANTED(1)        FISCAL YEAR           PRICE              DATE                5%                10%
---------------------    ----------       --------------     --------------      -----------        -----------       ----------
Steven R. Burt ......      10,000              28.6%          $   3.00(2)          02/13/07          $ 18,867          $ 47,812

Michael J. Shea .....      20,000              57.1%              1.94(3)          08/18/07            24,401            61,837

----------
(1) Consists of nonqualified options granted throughout 1997 under the Option Plan. Under the original terms of the options, 50% of the options become exercisable one year from the date of grant and the remaining 50% become exercisable two years from the date of grant. Following the repricing of the options in February 1998, the vesting period was modified to provide that 100% of the options become exercisable one year from the date of the repricing.
(2) The options were originally granted at an exercise price of $3.00 per share, but were subsequently repriced in February 1998 to $1.40 per share.
(3) The options were originally granted at an exercise price of $1.94 per share, but were subsequently repriced in February 1998 to $1.40 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

            The following table sets forth the aggregate value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on December 31, 1997. None of the Named Executive Officers exercised options during the year ended December 31, 1997.

                                                 NUMBER OF             VALUE OF UNEXERCISED
                                            UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS AT
                                                AT FY-END(#)                FY-END($)(2)
                                            --------------------      ------------------------
                                                EXERCISABLE/               EXERCISABLE/
                 NAME                         UNEXERCISABLE(1)             UNEXERCISABLE
------------------------------------        --------------------      ------------------------
Ronald W. Daw.......................           100,000/15,000                  $0/$0
David R. Grow.......................            40,000/20,000                  $0/$0
Steven R. Burt......................            36,750/13,250                  $0/$0
Dr. William J. Sawaya, Jr...........            17,500/17,500                  $0/$0
Michael J. Shea.....................                 0/20,000                  $0/$0

----------
(1) Based on vesting schedule in force on December 31, 1997. On February 24, 1998, the vesting schedules were modified in connection with a repricing of the options. As of February 24, 1998, all of the options are unexercisable.
(2) Calculated based on the difference between the exercise price and the price of a share of the Company's Common Stock on December 31, 1997. As of December 31, 1997, the exercise prices of each of the options held by the Named Executive Officers exceeded the price of a share of the Company's Common Stock.

COMPENSATION COMMITTEE INTERLOCKS

            Robert G. Chamberlain and Robert J. Frankenberg served on the Compensation Committee during the year ended December 31, 1997.

DIRECTOR'S COMPENSATION

            The Company's non-employee directors are paid $1,000 for each meeting of the Board of Directors (or committee thereof) attended in person, $400 for each meeting of the Board of Directors at which such director participates by telephone, and $300 for each meeting of a committee of the Board of Directors at which such director participates by telephone. All of the directors are reimbursed for their expenses for each Board and committee meeting attended. In addition, each non-employee director of the Company receives annually options to purchase 5,000 shares of Common Stock. In 1997, Robert J. Frankenberg was also paid $500 for certain consulting, strategy and business planning services provided to the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

            Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate by reference, in whole or in part, subsequent filings including, without limitation, this Proxy Statement, the following Report of the Compensation Committee and the Performance Graph set forth on page 10 hereof shall not be deemed to be incorporated by reference into any such filings.


            The Securities and Exchange Commission's ("SEC") rules addressing disclosure of executive compensation in proxy statements require a report from the Compensation Committee of the Board of Directors (the "Committee") addressing, with respect to the most recently completed fiscal year, (a) the Company's policies regarding executive compensation generally, (b) the factors and criteria considered in setting the compensation of the Company's Chief Executive Officer, Ronald W. Daw, and (c) any relationship between such compensation and the Company's performance.

COMPENSATION COMMITTEE

            This report was prepared by the Committee, which is composed of independent directors who are not employees of the Company. The current members of the Committee are Robert G. Chamberlain and Robert J. Frankenberg. The Committee has the responsibility for (i) reviewing, developing and establishing the Company's executive compensation policies, (ii) all compensation matters for the Company's executive officers, including reviewing and establishing the amount and type of compensation provided to the Company's Chief Executive Officer, and (iii) administering the Option Plan.

COMPENSATION OBJECTIVES AND POLICIES

            In determining the amount and composition of compensation for the Company's executive officers and in administering the Option Plan, the Committee is guided by the following fundamental objectives and philosophies:

            o Providing a competitive compensation package which will allow the Company to attract and retain qualified and outstanding executive officers.

            o Providing a compensation package that is based on the performance of the Company as well as the individual contributions of the Company's executive officers.

            o Ensuring that a portion of an executive officer's compensation is variable and at risk, to be earned only if the Company and the executive officer meet projected performance levels.

            o Facilitating the acquisition of Common Stock of the Company by the executive officers through the granting of stock options in order to align the interests of stockholders and the executive officers.

COMPENSATION COMPONENTS

            The Company's compensation to its executive officers consists of three major components: (i) base salary; (ii) short-term cash incentive awards; and (iii) long-term incentive awards in the form of stock options.

            BASE SALARY. The Committee establishes base salary based primarily on its subjective judgment taking into consideration both qualitative and quantitative factors. Among the factors considered by the Committee are: (i) salaries provided by other companies in the industry and companies of a comparable size to the Company located in the geographic area where the Company's headquarters are located as determined by the Committee based on its review of available industry and geographic compensation surveys; (ii) the qualifications and performance of each executive officer; (iii) the financial performance of the Company as measured by such factors as revenue growth, market share growth and earnings per share; and (iv) for officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer as to salary levels. The Committee does not assign any specific weights to these factors in determining salaries, but it does place a greater emphasis on the salaries provided by other companies in order to ensure that the salaries provided by the Company are competitive and enable the Company to attract and retain qualified and outstanding executive officers.

            CASH INCENTIVE AWARDS. The Company also provides its executive officers with the opportunity to earn short-term cash incentive awards. Under this program, the Committee established a targeted level of Company performance for the year as measured by earnings per share. In addition, certain performance goals for each of the Company's executive officers were established at the beginning of year. A bonus range was then established, with the actual amount of the bonus being determined by the extent to which the targeted earnings per share and performance goals had been met or exceeded. The Committee also has the right to adjust the bonus levels at the end of the year based on its subjective determination as to the individual performance of each of the executive officers. The performance goals for the executive officers, other than the Chief Executive Officer, are proposed by the Chief Executive Officer and reviewed and approved or adjusted by the Committee. The Committee is responsible for establishing the performance goals for the Chief Executive Officer of the Company.

            STOCK OPTIONS. The Committee believes it is essential for all executive officers to receive significant stock options under the Option Plan, thereby aligning the long-term interests of executive officers with those of the shareholders. In 1993, the Company adopted the Option Plan, charging the Committee with the responsibility of administering the Option Plan. The Committee awards stock options under the Option Plan each year to the executive officers based on a subjective determination by the Committee concerning the position of the executive officer, the value of the executive officer's contributions to the performance of the Company, and the responsibilities associated with the executive officer's position. The Committee believes that the grant of options to executive officers is an important component of the Company's compensation package because it provides an incentive for executive officers to maximize the growth and profitability of the Company in order to increase their compensation, and provides an incentive for officers to continue their employment with the Company.

            CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1997. Based upon the Committee's subjective review of chief executive officers' salaries in the industry and in the intermountain region, the Company's financial performance in 1996, as measured by earnings per share, revenue growth and market share growth, and the individual performance of Ronald W. Daw, the Committee maintained Mr. Daw's base salary at $215,000 in 1997. Based on the actual performance of the Company for 1997 compared to the targeted level of performance under the cash incentive program, no bonus was awarded to Mr. Daw in 1997 under the Company's cash incentive program. The Committee did not grant any stock options to Mr. Daw in 1997. The number of stock options granted to Mr. Daw is lower than the Committee would normally grant to a Chief Executive Officer because the Committee believes Mr. Daw already has a significant ownership position in the Company which aligns his interests with the long-term interests of the Company's shareholders.


                             COMPENSATION COMMITTEE

                              Robert G. Chamberlain
                              Robert J. Frankenberg

                                PERFORMANCE GRAPH

            Set forth below is a graph comparing the cumulative shareholder return on the Company's Common Stock against the cumulative total return on the CRSP Index for Nasdaq 0Stock Market (US Companies) and the CRSP Index for NASDAQ Stocks (SIC 3550-3559 US Companies) (an index composed of companies in the special industry machinery, except metalworking machinery, standard industrial classification) for the periods indicated. The graph assumes an initial investment of $100.00 with dividends reinvested over the periods indicated.

[Pursuant to the provisions of Regulation S-T, the performance graph contained in this proxy statement is being presented in tabular format in the Edgar version of the proxy statement.]

                                   CRSP INDEX

                                                    CRSP INDEX FOR NASDAQ STOCK     CRSP INDEX FOR NASDAQ STOCK
  DATE                DAW TECHNOLOGIES, INC.           MARKET (US COMPANIES)       (SIC 3550--3559 US COMPANIES)
  ----                ----------------------           ---------------------       -----------------------------
07/30/93                    $100.000                        $100.000                        $100.000
09/30/93                      95.000                         108.301                         109.213
12/31/93                     160.008                         110.430                         118.081
03/31/94                     265.014                         105.787                         131.114
06/30/94                     215.010                         100.841                         125.121
09/30/94                     225.011                         109.189                         143.196
12/29/94                     230.012                         107.943                         135.629
03/31/95                     255.013                         117.678                         172.609
06/30/95                     320.017                         134.606                         254.104
09/29/95                     285.015                         150.822                         296.245
12/29/95                     230.012                         152.660                         222.308
03/29/96                     185.009                         159.779                         194.973
06/28/96                     200.010                         172.822                         189.890
09/30/96                     145.007                         178.971                         181.527
12/31/96                     110.005                         187.765                         224.425
03/31/97                     102.505                         177.589                         250.201
06/30/97                      87.504                         210.143                         344.145
09/30/97                      92.504                         245.697                         468.700
12/31/97                      72.504                         230.467                         288.460



     SYMBOL                  INDEX DESCRIPTION             7/30/93     12/31/93     12/30/94      12/29/95     12/31/96    12/31/97
     ------                  -----------------             -------     --------     --------      --------     --------    --------
    ________      Daw Technologies, Inc.............        $100        $160.0       $230.0        $230.0       $110.0       $72.5

    __ __ __      CRSP Index for Nasdaq Stock               $100        $110.4       $107.9        $152.7       $187.8      $230.5
                  Market (US Companies).............

    ........      CRSP Index for NASDAQ                     $100        $118.1       $135.6        $222.3       $224.4      $288.5
                  Stocks (SIC 3550-3559 US
                  Companies)........................


Notes:

A. The lines represent quarterly index levels derived from compounded daily returns that include all dividends.
B. If the quarterly interval is not a trading day, the preceding trading day is used.
C.          The index level for all series was set to 100.0 on July 30, 1993.
            The Common Stock of the Company was registered under Section 12(g) of the Exchange Act, effective July 19, 1993. The price of the Company's Common Stock for the period July 30, 1993 to December 2, 1993 is based on the average of the high and low bid prices from the OTC Bulletin Board and the Pink Sheets. The price of the Company's Common Stock for periods after December 2, 1993 is based on the closing price of the Common Stock on the Nasdaq Stock Market (National Market System).
D. The indexes are reweighted daily, using the market capitalization on the previous trading day.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth as of April 1, 1998, information with respect to the Company's Common Stock owned beneficially by each director or nominee for director, by the Named Executive Officers, by all officers and directors as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

                                                         AMOUNT AND NATURE OF             PERCENTAGE OF
          NAME AND ADDRESS OF BENEFICIAL OWNERS          BENEFICIAL OWNERSHIP                CLASS(1)
------------------------------------------------   ---------------------------------   --------------------
J. Weston Daw(2)                                              2,201,679                       17.7%
Beverly Daw
602 Walnut Brook
Murray, Utah 84107

Ronald W. Daw(2)                                           1,901,699(3)                       15.3%
Tracey Daw
2700 South 900 West
Salt Lake City, Utah  84119

Dimensional Fund Advisors Inc.                               647,900(4)                        5.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Steven R. Burt                                                 2,178(5)                         **

David R. Grow                                                 12,137(6)                         **

Charles L. Bates, Jr.                                         20,000(7)                         **

Robert G. Chamberlain                                         20,000(8)                         **

Dr. William J. Sawaya, Jr.                                     1,611(9)                         **

James S. Jardine                                              5,000(10)                         **

Robert J. Frankenberg                                         5,000(10)                         **

Michael J. Shea                                                       0                        ---

All Officers and Directors
   as a Group (9 Persons)                                 1,967,625(11)                       15.8%


----------
**      Less than 1%.
(1)     Based on 12,407,977 shares of Common Stock outstanding as of April 1,
        1998.
(2)     Ronald W. Daw is the son of J. Weston Daw.
(3) Includes 1,226,499 shares owned jointly by Ronald and Tracey Daw, 219,300 shares owned by the Ronald Daw Family Limited Partnership, 455,200 shares held by Ronald Daw, 100 shares held by Tracey Daw, and 600 shares held by trusts for the benefit of Mr. Daw's children.
(4) Information is based on a Schedule 13G filed by Dimensional Fund Advisors Inc. dated February 9, 1998. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 647,900 shares of the Company stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(5)     Includes 200 shares held jointly with his spouse.
(6)     Includes 500 shares held jointly with his spouse.
(7)     Includes 20,000 shares underlying presently exercisable options.
(8)     Includes 15,000 shares underlying presently exercisable options.
(9)     Includes 200 shares held jointly with his spouse.
(10)    Includes 5,000 shares underlying presently exercisable options.
(11)    Includes 45,000 shares underlying presently exercisable options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors and certain beneficial owners of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. These executive officers, directors and beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company is not aware of any late filings.

RELATED PARTY TRANSACTIONS

        James S. Jardine is a practicing attorney and Managing Director of the law firm of Ray, Quinney & Nebeker which provides legal services to the Company.

                PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

        Ratification of the appointment by the Board of Directors of the independent public accountants for the Company for the year ending December 31, 1998 is to be voted upon at the Annual Meeting. The Board of Directors recommends shareholder ratification of the appointment of Grant Thornton LLP, whose appointment has been approved, subject to shareholder approval, by the Board of Directors. Grant Thornton LLP has acted as independent public accountants of the Company since 1992. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting to answer any questions shareholders may have and will be given the opportunity to make a statement if they desire to do so.

        The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Grant Thornton LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998.


                                  OTHER MATTERS

OTHER BUSINESS

        The Board of Directors does not know of any matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting and discussed above. If other matters should come before the Annual Meeting, however, the proxy holders will vote in accordance with their best judgment.

PROPOSALS OF SECURITY HOLDERS FOR 1999 ANNUAL MEETING

        Shareholders desiring to submit proposals for the Proxy Statement for the 1999 Annual Meeting will be required to submit them to David R. Grow, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Corporate Secretary of the Company, at the Company's executive offices, 2700 South 900 West, Salt Lake City, Utah 84119, in writing on or before December 31, 1998. Any shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

ADDITIONAL INFORMATION

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 WILL BE FURNISHED WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST. THE EXHIBITS TO THAT REPORT WILL ALSO BE PROVIDED UPON REQUEST AND PAYMENT OF COPYING CHARGES. REQUESTS SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, DAW TECHNOLOGIES, INC., 2700 SOUTH 900 WEST, SALT LAKE CITY, UTAH 84119.

                                   APPENDIX A

                                  FORM OF PROXY



                             DAW TECHNOLOGIES, INC.

PROXY      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald W. Daw and David R. Grow, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Daw Technologies, Inc., a Utah corporation (the "Company"), held of record by the undersigned on April 17, 1998 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the corporate offices of the Company, 2700 South 900 West, Salt Lake City, Utah, on May 27, 1998, at 2:00 P.M., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve until the next annual Meeting of shareholders of the Company or until their respective successors all have been duly elected and qualified.

        [ ] FOR all nominees listed below (except as marked to the contrary).
        [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     CHARLES L. BATES JR.        ROBERT G. CHAMBERLAIN           RONALD W.DAW
                  ROBERT J.FRANKENBERG            JAMES S. JARDINE

2. PROPOSAL TO RATIFY the appointment of Grant Thornton LLP as the independent public accountants of the Company.

                 [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY. Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.


Date: _______________________, 1998     Signature: _____________________________

Signature (if held jointly): ________________________________________________

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)